ASSIGNMENT AND ASSUMPTION OF LEASE
AND CONSENT OF LESSOR

(this “CONSENT”)

December 31, 2018 (for reference purposes only)

1. ASSIGNMENT OF LEASE. For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Reed’s, Inc., a Delaware corporation (“ASSIGNOR”) hereby assigns and transfers to California Custom Beverage, LLC, a Delaware limited liability company (“ASSIGNEE”), all of ASSIGNOR’s right, title and interest in and to that certain Standard Industrial/Commercial Single-Tenant Lease – Net dated May 7, 2009, as amended by that certain Amendment Number One dated on October 1, 2014 and that certain Lease Amendment Number Two fully executed on October 13, 2016 (collectively, as amended, including pursuant to the express terms of this Consent below, and together with all obligations contained therein, the “LEASE”), by and between ASSIGNOR, as lessee, and 525 South Douglas Street, LLC, a California limited liability company (“LESSOR”), as lessor, covering those certain Premises located at 12930 and 13000 South Spring Street, Los Angeles, CA 90061 (the “PREMISES”) and as is more particularly described in the Lease (“ASSIGNMENT”). This Consent shall be effective on the date of mutual execution by all parties hereto (“EFFECTIVE DATE”), which is estimated to occur on December 31, 2018.

2. ASSUMPTION OF LEASE. Assignee acknowledges that it has inspected the Premises and reviewed the Lease and Assignee hereby accepts the foregoing Assignment and assumes and agrees, for the benefit of Lessor, to be bound by and perform all obligations of Assignor as Lessee pursuant to and as required by the Lease and to abide by all of the terms, provisions, covenants and conditions of the Lease whether arising or accruing prior to, as of, or subsequent to the date of the Assignment (the “ASSUMPTION”). Without limiting the generality of the foregoing, Assignee shall be liable for all repair, restoration, surrender and indemnification obligations of the “Lessee” under the Lease as if Assignee had been the original signatory of the Lease. Attached hereto as Exhibit A is a true copy of the Lease, which Assignee shall initial each page (however, the absence of such initial shall not in any way invalidate or diminish the effectiveness of the Assignment or Assumption or Assignee’s obligations under the Lease). Assignor and Assignee each agrees to indemnify, defend and hold the other party harmless from and against any claim, liability, loss or expense (including, without limitation, reasonable attorneys’ fees and costs) incurred by the indemnified party as a result of any breach or default of, or failure to perform, at any time, any obligation under the Lease (i) accruing prior to the Effective Date as to Assignor, and (ii) accruing on and after the Effective Date solely as to Assignee. Assignee represents and warrants to Assignor and Lessor that the execution and delivery of this Consent will neither violate nor constitute a default under any agreements with any third parties. Notwithstanding anything to the contrary contained herein, Assignee conclusively accepts the Premises in “AS IS” condition, with all faults and agrees to perform all obligations with respect to the repair, maintenance, replacement and restoration of the Premises at Assignee’s sole cost (including any latent and patent defects). Assignor has no obligation to Assignee to perform any work or improvements in or to the Premises in connection with the Assignment.

3. LIMITED RELEASE OF ASSIGNOR. Notwithstanding anything to the contrary contained in this Consent or the Lease, and conditioned upon Christopher Reed and Judy H. Reed (collectively, “GUARANTOR”) executing that certain Guaranty of Lease in the form of Exhibit B attached hereto, Lessor and Assignee each hereby release Assignor of and from all liabilities under the Lease that first arise and accrue following the date of the Assignment and Assumption.

4. SECURITY DEPOSIT. Assignor acknowledges that Lessor is currently holding a security deposit in the amount of $25,000 under the Lease (the “EXISTING SECURITY DEPOSIT”). Assignor hereby transfers to Assignee all of Assignor’s interest in the Existing Security Deposit (and in any prepaid rent given to Lessor under the Lease). Assignor hereby waives any claims against Lessor with respect to any such Existing Security Deposit and prepaid rent. Assignee shall protect, indemnify, defend and hold Lessor harmless from and against any claims Assignor may raise against Lessor with respect to any such Existing Security Deposit and prepaid rent. Lessor shall continue to hold the Security Deposit to secure Assignee’s performance as “Lessee” under the Lease. In addition, Assignee shall be required to deposit with Lessor the amount of $1,200,000.00 as an additional Security Deposit under the Lease (the “Additional Security Deposit”) to be held by Lessor as security for the performance of Assignee’s obligations under the Lease, subject to all of the terms and conditions of Paragraph 5 of the Lease. Such Additional Security Deposit shall be funded as follows: (i) Guarantor shall deposit 800,000 shares of common stock of Reed’s Inc. to be held with Oppenheimer & Co., Inc., in an account pledged to and for the benefit of Lessor, to be sold in increments of 250,000 shares per quarter until a total of $1,200,000 has been generated from such quarterly sales, and (ii) all proceeds from such sales (up to $1,200,000) shall be immediately delivered to Lessor and held by Lessor as the Additional Security Deposit, to secure Lessee’s obligations under the Lease as described above. Guarantor and Assignee agree to take such other actions as may be necessary to effectuate the sales of the securities and the transfer of the proceeds from such sales to Lessor, as described above. Any failure of Lessee or Guarantor to comply with the terms and conditions of this Paragraph 4 shall constitute a default by the Lessee under the Lease.

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5. PRORATIONS. As between Assignor and Assignee, all amounts due to Lessor under the Lease (including, without limitation, rent payments, transfers of applicable utility accounts, vendors contracts) shall be prorated equitably between Assignor and Assignee as of the Effective Date (but Assignor and Assignee shall be jointly and severally liable to Lessor for all such amounts to the extent attributable to periods prior to the Effective Date).

6. SUCCESSORS AND ASSIGNS. This Consent and all of the terms, covenants and conditions thereof shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that this Consent does not constitute a consent to any subsequent subletting or assignment and does not relieve Assignee or any person claiming under or through Assignee of the obligation to obtain the consent of Lessor as required under paragraph 12 of the Lease for any future assignment or sublease. This Consent may not be amended, modified or altered except by a written instrument executed by all parties hereto. This Consent shall be governed by and construed in accordance with and pursuant to the laws of the State of California.

7. AmendmentS TO Lease.

(a) Notwithstanding anything to the contrary contained in the Lease, the Right of First Refusal to Purchase (Standard Lease Addendum) set forth in Paragraph 54 of the Lease, and the Option to Purchase (Standard Lease Addendum) set forth in Paragraph 55 of the Lease, are each hereby deleted in their entirety and shall be of no further force or effect. The Option to Extend (Standard Lease Addendum) set forth in Paragraph 53 of the Lease shall remain in effect.

(b) Throughout the term of the Lease, Assignee (and any successor or assignee of Assignee’s interest under the Lease) shall furnish Lessor with true and complete copies of its annual and quarterly financial statements prepared by Assignee (or its successor or assigns, as applicable) or its accountants and any other financial information or summaries that Assignee (or its successor or assigns, as applicable) typically provides to its lenders or shareholders. Such annual statements shall be audited by an independent certified public accountant at Assignee’s (or its successor’s or assigns’, as applicable) sole cost and expense (or, if not audited, then certified as true and accurate by a financial officer of Assignee or its successors or assigns, as applicable).

8. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. Assignor warrants, represents and certifies to Lessor that as of the date of this Consent: (a) Lessor is not in default under the Lease; and (b) Assignor does not have any defenses or offsets to payment of rent and performance of its obligations under the Lease as and when same becomes due, (c) Assignor has full right and authority to assign its interest to Assignee, and (d) except for this Assignment, no other transfer or assignment of the Lease or Premises or subletting of the Premises or any part thereof has been previously made.

9. COUNTERPARTS. This Consent may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Consent, the parties may execute and exchange by telephone facsimile or electronic mail counterparts of the signature pages which facsimile or electronic mail counterparts shall be binding as original signature pages.

10. BROKERS. Each party warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Consent. Each party agrees to indemnify, defend and hold the other parties harmless from and against any and all claims, losses, liabilities, and damages by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this Consent and the transactions referenced herein.

11. ATTORNEYS’ FEES. Notwithstanding any term or provision of the Lease to the contrary, Assignor shall pay all of Lessor’s attorney’s fees incurred in connection with the Consent. Should any party be required to bring legal action to enforce its rights under this Consent, the prevailing party in such action shall be entitled to recover from the losing party its reasonable attorneys’ fees and costs in addition to any other relief to which it is entitled. Such recovery of attorneys’ fees shall include any attorneys’ fees incurred in connection with any bankruptcy or reorganization proceeding, including stay litigation. The parties further agree that any attorneys’ fees incurred in enforcing any judgment are recoverable as a separate item, and that this provision is intended to be severable from the other provisions of this Consent shall survive the judgment, and is not to be deemed merged into the judgment.

12. NON DISCLOSURE OF TERMS. Lessor and Assignee each acknowledges and agrees that the terms of the Consent are intended to be confidential and agrees that it shall not disclose the terms and conditions of the Consent without the prior written consent of Assignor.

13. CONSENT OF ASSIGNMENT AND ASSUMPTION. Subject to the terms and conditions of this Consent, Lessor hereby consents to the Assignment. It is understood and agreed, however, that the foregoing consent is not a waiver of Lessor’s right to consent to or impose restrictions upon any future assignment or subletting pursuant to the Lease.

14. WAIVER. Except as explicitly stated in this Consent, nothing contained in this Consent shall be deemed or construed to modify, waive, impair, or affect any of the covenants, agreements, terms, provisions, or conditions contained in the Lease.

[SIGNATURE PAGE ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be executed as of the date first shown above.

Dated: December 31, 2018	LESSOR: 525 South Douglas Street, LLC, a California limited liability company

	By:	Urban Pointe Development, Inc., a California corporation
	Its:	Manager

	By:	/s/ Brad Scott
	Name:	Brad Scott
	Title:	President

Dated: December 31, 2018	ASSIGNOR: Reed’s, Inc., a Delaware corporation

	By:	/s/ Iris Snyder
Name Printed: Iris Snyder
	Title:	Chief Financial Officer

Dated: December 31, 2018	ASSIGNEE: California Custom Beverage, LLC, a Delaware limited liability company

	By:	/s/ Christopher Reed
Name Printed: Christopher Reed
	Title:	Chief Executive Officer

Dated: December 31, 2018	GUARANTOR:

	By:	/s/ Christopher Reed
Name Printed: Christopher Reed

Dated: December 31, 2018	GUARANTOR:

	By:	/s/ Judy H. Reed
Name Printed: Judy H. Reed

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EXHIBIT A

LEASE

[SEE ATTACHED]

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EXHIBIT B

GUARANTY OF LEASE

This Guaranty of Lease (“Guaranty”) is entered into as of the latest date set forth on the signature page attached hereto, by Christopher Reed and Judy H. Reed, a married couple (collectively, “Guarantor”), in favor of 525 South Douglas Street, LLC, a California limited liability company (“Lessor”), with respect to certain obligations of California Custom Beverage, LLC, a Delaware limited liability company (“Lessee”).

Guarantor is financially interested in Lessee, and, in order to induce Lessor to enter into that certain ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT OF LESSOR dated as of December 31, 2018 (the “Assignment and Consent”) between Lessor, as lessor, Reed’s, Inc., a Delaware corporation (“Original Lessee”) as assignor, and Lessee, as assignee, with respect to that certain Standard Industrial/Commercial Single-Tenant Lease – Net dated May 7, 2009, as amended by that certain Amendment Number One dated on October 1, 2014 and that certain Lease Amendment Number Two fully executed on October 13, 2016 (collectively, as amended, including pursuant to the express terms of the Assignment and Consent, the “Lease”), Guarantor is willing to enter into this Guaranty. Pursuant to the Assignment and Consent, Original Lessee has assigned its interest under the Lease to Lessee, and Lessee has assumed Original Lessee’s interest thereunder, and accordingly Lessee has become the “Lessee” under the Lease. The Lease is with respect to certain Premises located at 12930 and 13000 South Spring Street, Los Angeles, CA 90061.

1. Guaranty. In order to induce Lessor to enter into the Assignment and Consent, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises to Lessor full and complete payment and performance by Lessee of all covenants, terms and conditions of the Lease, as the same may hereafter be modified, amended, extended or renewed, including but not limited to payment when due of rent and other sums due under the Lease (including, without limitation, Base Rent, Common Area Operating Expenses, and all additional Rent) and all damages to which Lessor is or may be entitled whether under California Civil Code Section 1951.2 upon a termination of the Lease or otherwise, indemnification payments and payment of any and all legal fees, court costs and litigation expenses incurred by Lessor in endeavoring to collect or enforce any of the foregoing against Lessee, Guarantor, or any other person liable thereon (whether or not suit be brought), or in connection with any property securing any or all of the foregoing or this Guaranty. All sums due under this Guaranty shall bear interest from the date due until the date paid at the maximum contract rate permitted by law. This is a continuing guaranty of payment and performance and not of collectability, which shall remain in full force and effect during the term of the Lease, as renewed or extended, and thereafter until Lessee’s obligations are fully satisfied, and Guarantor waives any right under California Civil Code Section 2815 to revoke this Guaranty based upon a failure of continuing consideration or otherwise. If all or any portion of the obligations guaranteed are paid or performed, this Guaranty shall continue in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lessor as a preference, fraudulent transfer or otherwise. Guarantor’s liability is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease and Guarantor waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Guarantor is liable even if Lessee had no liability at the time of execution of the Lease or thereafter ceases to be liable. Guarantor expressly waives any and all rights, benefits and defenses under Sections 2809, 2810, 2819, 2820, 2821, 2822, 2845, 2848, 2849 and 2850 of the Civil Code of the State of California, as recodified from time to time (except the right to require contribution from co-sureties as set forth in Section 2848 therein), and agrees that by doing so its liability may be larger in amount and more burdensome than that of Lessee.

2. Changes Do Not Affect Liability. Guarantor consents and agrees that Lessor may, without notice or demand and in its sole and absolute discretion and without affecting Guarantor’s liability under this Guaranty, from time to time (a) renew, compromise or settle, extend, accelerate, grant extensions of time or otherwise change or amend the Lease or any of Lessee’s obligations under the Lease; (b) take, hold, release, waive, exchange, modify or enforce any security for the payment and performance of this Guaranty or the payment and performance of the Lease and make elections under the federal bankruptcy laws concerning any such security; (c) apply such security and direct the order or manner of sale thereof as Lessor in its discretion may determine; (d) release or substitute any one or more of the persons liable for Lessee’s obligations under the Lease or guarantors of the Lease, including but not limited to any other person signing this Guaranty; (e) accept or make compositions or other arrangements or file or refrain from filing a claim in any bankruptcy proceeding of Lessee or any other guarantor or pledgor; and (f) otherwise deal with Lessee or any other guarantor or pledgor or party related to the Lease or any security or collateral in such manner as Lessor may determine in its sole and absolute discretion. Without limiting the generality of the foregoing, Guarantor waives the rights and benefits under California Civil Code § 2819 and agrees that by doing so its liability shall continue even if Lessor alters any obligations under the Lease in any respect or Lessor’s rights or remedies against Lessee are in any way impaired or suspended without Guarantor’s consent. Lessor may without notice assign this Guaranty in whole or in part. The Lease may be assigned either by Lessor or Lessee or the premises sublet in whole or in part without Guarantor’s consent or notice to Guarantor and without affecting the liability of Guarantor under this Guaranty.

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3. Waivers by Guarantor of Certain Rights and Defenses. Guarantor waives and relinquishes any rights it may have under California Civil Code Sections 2845, 2849, 2850 and 2856 or otherwise to require Lessor to (a) proceed against Lessee or any other guarantor, pledgor or person liable under the Lease; (b) proceed against or exhaust any security for the Lease or this Guaranty; or (c) pursue any other remedy in Lessor’s power whatsoever. In other words, Lessor may proceed against Guarantor for the obligations guaranteed without first taking any action against Lessee or any other guarantor, pledgor or person liable under the Lease and without proceeding against any security. Guarantor shall not have, and hereby waives (1) any right of subrogation, contribution, indemnity and any similar right that Guarantor may otherwise have, (2) any right to any remedy which Lessor now has or may hereafter have against Lessee, and (3) any benefit of any security now or hereafter held by Lessor. Guarantor waives (A) all presentments, demands for performance, notices of non-performance, protests, notices of protests and notices of dishonor; (B) all other notices and demands to which Guarantor might be entitled, including without limitation notice of all of the following: the acceptance hereof; any adverse change in Lessee’s financial position; any other fact which might increase Guarantor’s risk; any default, partial payment or non-payment under the Lease; any and all agreements and arrangements between Lessor and Lessee and any changes, modifications, or extensions thereof; and any revocation, modification or release of any guaranty of any or all of the Lease by any person (including without limitation any other person signing this Guaranty); (C) any defense arising by reason of any failure of Lessor to obtain, perfect, maintain or keep in force any security interest in any property of Lessee or any other person; (D) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against Lessee or any other guarantor or any person liable under the Lease, including without limitation any discharge of, or bar against collecting, any of the obligations guaranteed hereby in or as a result of any such proceeding, any rejection of the Lease and any limitation on Lessor’s claim for rejection damages under 11 U.S.C. § 502(b)(6) (which contains a limitation equal to the greater of one (1) year’s rent or fifteen percent (15%) of the rent for the remaining term of the Lease (not to exceed three (3) years)) or otherwise; (E) any defense arising by reason of any disability or other defense of Lessee or any other guarantor or any other person or by reason of the cessation from any cause whatsoever of the liability of Lessee or any other guarantor or any other person; (F) the right to a jury trial in any action under this Guaranty or relating to this Guaranty; and (G) the benefit of any and all statutes of limitation with respect to any action based upon, arising out of or related to this Guaranty. Without limiting the generality of the foregoing or any other provision of this Guaranty, Guarantor expressly waives any and all benefits which might otherwise be available to Guarantor under California Civil Code Sections (i) 2822 (which provides in part that if a surety is liable upon only a portion of an obligation and the principal provides partial satisfaction of the obligation, the principal may designate the portion of the obligation that is to be satisfied); (ii) 2839 (which provides that a surety is exonerated by the performance or the offer of performance of the principal obligation); (iii) 2899 (which provides for the order of resort to different funds held by the creditor); and (iv) 3433 (which provides for the right of a creditor to require that another creditor entitled to resort to several sources of payments first resort to sources not available to the first creditor).

4. Independent Liability; Joint and Several Liability. Guarantor agrees that one or more successive or concurrent actions may be brought on this Guaranty against Guarantor, in the same action in which Lessee may be sued or in separate actions, as often as deemed advisable by Lessor. The obligations under this Guaranty are joint and several, and independent of the obligations of Lessee. If Guarantor is a married person, Guarantor agrees that recourse may be had against his separate property and/or community property for all of his obligations under this Guaranty.

5. Remedies Cumulative; No Waiver. Lessor shall have the right to seek recourse against Guarantor to the full extent provided for in this Guaranty and in any other instrument or agreement evidencing obligations of Guarantor to Lessor, and against Lessee to the full extent of the obligations guaranteed hereby. No election in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lessor’s right to proceed in any other form of action or proceeding or against any other party. The failure of Lessor to enforce any of the provisions of this Guaranty at any time or for a period of time shall not be construed to be a waiver of any such provision or the right thereafter to enforce the same. All remedies under this Guaranty shall be cumulative and shall be in addition to all rights, powers and remedies given to Lessor by law or under any other instrument or agreement.

6. Financial Condition of Lessee. Guarantor acknowledges that certain facts concerning Lessee and Lessee’s financial condition may be known or become known to Lessor. Guarantor waives any right to require Lessor to furnish such information to Guarantor and agrees not to assert any defense Guarantor may have based upon Lessor’s failure to furnish such information. Guarantor acknowledges that, in executing this Guaranty and at all times hereafter, Guarantor relies and will continue to rely upon its own investigation and sources other than Lessor for all information and facts relating to Lessee and Lessee’s financial condition.

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7. Subordination. Any indebtedness of Lessee now or hereafter held by Guarantor is hereby subordinated to Lessee’s obligations under the Lease; and such indebtedness of Lessee to Guarantor, if Lessor so requests, shall be collected, enforced and received by Guarantor as trustee for Lessor and be paid over to Lessor on account of the obligations owed by Lessee to Lessor but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

8. Bankruptcy of Lessee. Guarantor shall not commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings against Lessee or any person liable for Lessee’s obligations under the Lease. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law all claims which Guarantor may have against Lessee relating to any indebtedness of Lessee to Guarantor and will assign to Lessor all rights of Guarantor thereunder. Lessor shall have the sole right to accept or reject any plan proposed in such proceedings and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy, or otherwise, the person or persons authorized to pay such claim shall pay to Lessor the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lessor all of Guarantor’s right to any such payments or distributions to which Guarantor would otherwise be entitled; provided, however, that Guarantor’s obligations hereunder shall not be satisfied except to the extent that Lessor receives cash by reason of any such payments or distribution. If Lessor receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If the Lease is rejected in any bankruptcy proceeding, it shall not affect Guarantor’s liability under this Guaranty for all of the obligations of Lessee under the Lease due or to become due thereunder, and in addition thereto, at the option of Lessor, Guarantor shall either assume the Lease and pay and perform all of the obligations of the tenant thereunder or enter into a new lease with Lessor on substantially all of the terms and conditions of the Lease for the remaining term of the Lease.

9. Successors and Assigns; Amendment. All rights, benefits and privileges under this Guaranty shall inure to the benefit of and be enforceable by Lessor and its successors and assigns and shall be binding upon Guarantor and his heirs, representatives, successors and assigns. Neither the death of Guarantor nor notice thereof to Lessor shall terminate this Guaranty as to his estate, and, notwithstanding the death of Guarantor or notice thereof to Lessor, this Guaranty shall continue in full force and effect. The provisions of this Guaranty may not be waived or amended except in a writing executed by Guarantor and a duly authorized representative of Lessor.

10. Reports and Financial Statements of Guarantor. Guarantor shall, at its sole cost and expense, at any time and from time to time, but not more often than once annually, deliver to Lessor upon Lessor’s request (a) such financial statements and reports concerning Guarantor for such periods of time as Lessor may designate and (b) copies of any and all foreign, federal, state and local tax returns and reports of or relating to Guarantor as Lessor may from time to time request. Guarantor shall immediately deliver written notice to Lessor of any adverse change in Guarantor’s financial condition and of any condition or event which constitutes a default of Guarantor’s obligations under this Guaranty. Whenever requested, Guarantor shall deliver to Lessor a certificate signed by Guarantor warranting and representing that all reports, financial statements and other documents and information delivered or caused to be delivered to Lessor under this Guaranty, are complete, correct and thoroughly and accurately present the financial condition of Guarantor, and that there exists on the delivery date of the certificate to Lessor no condition or event which constitutes a default of Guarantor’s obligations under this Guaranty. Guarantor shall also be required to deliver estoppel certificates in the form and at the times when Lessee shall be required to deliver estoppel certificates under the Lease, which may include a statement to the effect that this Guaranty remains in effect and that Guarantor has no rights of offset or defenses to enforcement of this Guaranty.

11. Representations and Warranties. Guarantor represents and warrants that (a) it is in Guarantor’s direct interest to assist Lessee in procuring the Lease, because Lessee has a direct or indirect corporate or business relationship with Guarantor, (b) this Guaranty has been duly and validly authorized, executed and delivered and constitutes the binding obligation of Guarantor, enforceable in accordance with its terms, and (c) the execution and delivery of this Guaranty does not violate (with or without the giving of notice, the passage of time, or both) any order, judgment, decree, instrument or agreement to which Guarantor is a party or by which it or its assets are affected or bound.

12. Intentionally Omitted.

13. Construction; Severability; Integration. When this Guaranty is executed by more than one Guarantor, the word “Guarantor” shall mean all and any one or more of them. Words used in this Guaranty in the masculine or neuter gender shall include the masculine, neuter and feminine gender, and words used in this Guaranty in the singular shall include the plural and vice versa, wherever the context so reasonably requires. If any provision of this Guaranty or the application thereof to any party or circumstance is held invalid, void, inoperative, or unenforceable, the remainder of this Guaranty and the application of such provision to other parties or circumstances shall not be affected thereby, the provisions of this Guaranty being severable in any such instance. This Guaranty is the entire and only agreement between Guarantor and Lessor respecting the guaranty of the Lease, and all representations, warranties, agreements, or undertakings heretofore or contemporaneously made, which are not set forth in this Guaranty, are superseded.

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14. Governing Law; Jurisdiction. This Guaranty is governed by and construed according to the laws of the State of California applicable to contracts made and to be performed in such state. In order to induce Lessor to accept this Guaranty, and as a material part of the consideration therefor, Guarantor (a) agrees that all actions or proceedings relating directly or indirectly to this Guaranty shall, at the option of Lessor, be litigated in courts located within the State of California and (b) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law.

15. Paragraph Headings. Paragraph headings are used in this Guaranty for convenience only and shall not be used in any manner to construe, limit, define or interpret any provision of this Guaranty.

16. Time of Essence. Time is of the essence in the performance by Guarantor of each and every obligation under this Guaranty.

17. Notices. Any notice which a party shall be requested or shall desire to give to the other under this Guaranty shall be given by personal delivery or by depositing the same in the United States mail, first class postage pre-paid, addressed to Lessor at the notice address for Lessor set forth in the Lease, and to Guarantor at its address set forth on the signature page below, and such notices shall be deemed duly given on the date of personal delivery or three (3) days after the date of mailing as aforesaid. Lessor and Guarantor may change their address for purposes of receiving notices under this Guaranty by giving written notice thereof to the other party in accordance with this Paragraph. Guarantor shall give Lessor immediate written notice of any change in its address.

18. Advice of Counsel. Guarantor has had the opportunity to review this Guaranty with its counsel, who is a member of the State Bar of California, and such counsel has explained to it the meaning and significance of the provisions of this Guaranty, including but not limited to the waivers and consents contained in this Guaranty, and answered any questions that it had regarding the meaning, significance and effect of the provisions of this Guaranty.

[Signature page follows]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty the latest date set forth below on this signature page.

GUARANTOR:

/s/ Christopher Reed
Printed Name: Christopher Reed
SSN:
Date:

/s/ Judy H. Reed
Printed Name: Judy H. Reed
SSN:
Date:

Address:

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